The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement 333-284911-01
Subject to Completion
Preliminary Prospectus Supplement dated May 12, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 9, 2025)
$
Commonwealth Edison Company
$     First Mortgage    % Bonds, Series 138 due June 1, 20

The bonds will bear interest at the rate of    %, per year. We will pay interest on the bonds on June 1 and December 1 of each year, beginning on December 1, 2025. The bonds will mature on June 1, 20  .
We may redeem some or all of the bonds at any time at the redemption prices described under “Description of the Bonds — Redemption at Our Option” in this prospectus supplement.
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage. There is no sinking fund for the bonds.
The bonds are new issues of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange.

Please see “Risk Factors” on page S-7 of this prospectus supplement for a discussion of factors you should consider in connection with a purchase of the bonds.

	Price to Public(1)		Underwriting Discount		Proceeds to ComEd Before Expenses(1)
Per bond		%		%		%
Total	$		$		$

(1)
Plus accrued interest from May   , 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The bonds are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company (“DTC”), including Clearstream Banking, S.A. (“Clearstream”) and/or Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about May   , 2025.
Joint Book-Running Managers
BNP PARIBAS	BofA Securities	MUFG	SMBC Nikko
PNC Capital Markets LLC
The date of this prospectus supplement is May   , 2025.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the bonds, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”) that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decisions. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these bonds in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain information about Commonwealth Edison Company and about the bonds. This prospectus supplement and the accompanying prospectus also refer to information contained in other documents that we file with the SEC. To the extent the information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of bonds in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of bonds that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Commonwealth Edison Company nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of bonds in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of bonds that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Commonwealth Edison Company nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the bonds offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus, any other documents and/or materials, or any of their contents.

The accompanying prospectus also includes information about Exelon Corporation (Exelon) and its securities, which does not apply to us or the bonds. Commonwealth Edison Company is a subsidiary of Exelon. The bonds are solely our obligations and not obligations of Exelon or of any of our affiliates.
Unless the context otherwise indicates, when we refer to “ComEd,” “the Company,” “we,” “our” or “us” in this prospectus supplement, we mean Commonwealth Edison Company and unless the context otherwise indicates, does not include any of our subsidiaries or current or former affiliates.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements within the meaning of federal securities laws. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
•
unfavorable legislative and/or regulatory actions;

•
uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof;

•
environmental liabilities and remediation costs;

•
state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies;

•
challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions;

•
negative outcomes in legal proceedings;

•
adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers;

•
physical security and cybersecurity risks;

•
extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events;

•
disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs;

•
lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties;

•
emerging technologies that could affect or transform the energy industry;

•
instability in capital and credit markets;

•
a downgrade of ComEd’s credit ratings or other failure to satisfy the credit standards in ComEd’s’ agreements or regulatory financial requirements;

•
significant economic downturns or increases in customer rates;

•
impacts of climate change and weather on energy usage and maintenance and capital costs; and

•
impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information about the factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, see the factors discussed herein, as well as the items discussed in (1) ComEd’s 2024 Annual Report on Form 10-K in (a) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (b) Part II, ITEM 8. Financial Statements

and Supplementary Data: Note 18, Commitments and Contingencies; (2) ComEd’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 11, Commitments and Contingencies and (3)) other factors discussed in filings with the SEC by ComEd.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

COMMONWEALTH EDISON COMPANY
ComEd is engaged principally in the purchase and regulated retail sale of electricity and the provision of distribution and transmission services to a diverse base of residential, commercial and industrial customers in northern Illinois. ComEd is a public utility under the Illinois Public Utilities Act subject to regulation by the Illinois Commerce Commission (ICC) related to distribution rates and service, the issuance of securities and certain other aspects of ComEd’s business. ComEd is a public utility under the Federal Power Act subject to regulation by the Federal Energy Regulatory Commission (FERC) related to transmission rates and certain other aspects of ComEd’s business. Specific operations of ComEd are also subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, ComEd is subject to mandatory reliability standards set by the North American Electric Reliability Corporation.
ComEd’s retail service territory has an area of approximately 11,450 square miles and an estimated population of 9.1 million. The service territory includes the City of Chicago, an area of about 225 square miles with an estimated population of 2.6 million. ComEd has approximately 4.1 million customers.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, 49th floor, Chicago, Illinois 60603, and its telephone number is 312-394-4321.

SUMMARY FINANCIAL INFORMATION
We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the summary information together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
	Year Ended December 31,			Three Months Ended March 31,
	2024	2023	2022	2025	2024
	($ in millions)			($ in millions, unaudited)
Income Statement Data
Operating revenues	$8,219	$7,844	$5,761	$2,065	$2,095
Operating income	1,589	1,806	1,541	474	314
Net income	1,066	1,090	917	302	193
Cash Flow Data
Capital expenditures(a)	(2,195)	(2,576)	(2,506)	(590)	(594)
Net cash flows provided by (used in) operating activities	2,713	1,848	1,197	359	560
Net cash flows used in investing activities	(2,188)	(2,568)	(2,478)	(589)	(593)
Net cash flows provided by (used in) financing activities	(579)	895	1,408	195	(26)
	As of December 31,			As of March 31, 2025
	2024	2023	2022
	($ in millions)			($ in millions, unaudited)
Balance Sheet Data
Property, plant and equipment, net	$30,211	$29,088	$27,513	$30,493
Regulatory assets, including current portion	3,721	4,129	3,442	3,567
Goodwill	2,625	2,625	2,625	2,625
Total assets	44,750	42,827	39,661	45,199
Regulatory liabilities, including current portion	8,618	7,684	7,139	8,671
Long-term debt, including debt due within one year	12,030	11,486	10,518	12,031
Long-term debt to financing trust	206	205	205	206
Total liabilities	29,870	28,464	26,297	30,133
Total shareholders’ equity	14,880	14,363	13,364	15,066

(a)
These amounts include investment in plant and plant removals, net.

RISK FACTORS
Your investment in the bonds will involve certain risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus, the factors listed under “Forward-Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the bonds. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in our common stock. See “Where You Can Find More Information” in this prospectus supplement.
There may be no public market for the bonds, and general market conditions may adversely affect the market prices of the bonds.
There is no established trading market for the bonds, and the underwriters are not obligated to make a market in the bonds. We do not intend to apply for listing of the bonds on any securities exchange. The underwriters have advised us that they intend to make a market in the bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We can give no assurances concerning the future market prices of the bonds, the liquidity of any markets that may develop for the bonds offered by this prospectus supplement, the ability of any investor to sell any of the bonds or the price at which investors would be able to sell them. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the bonds. If markets for the bonds do not develop, investors may be unable to resell the bonds for an extended period of time, if at all. If markets for the bonds do develop, they may not continue or it may not be sufficiently liquid to allow holders to resell any of the bonds. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the bonds as collateral for loans.

USE OF PROCEEDS
We expect to receive net proceeds from the issuance and sale of the bonds of approximately $      , after deducting the underwriting discount and other estimated fees and expenses payable by us. We intend to use the net proceeds (i) to repay outstanding commercial paper obligations, and (ii) for general corporate purposes. As of May 8, 2025, we had approximately $95 million of outstanding commercial paper obligations, which had a weighted average maturity of      days and a weighted average annual interest rate of approximately 4.500%. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of March 31, 2025, and as adjusted to give effect to the issuance and sale of the bonds and the application of the net proceeds from this offering as set forth under “Use of Proceeds” in this prospectus supplement. This table is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.
	As of March 31, 2025
	Actual	As Adjusted
	($ in millions) (unaudited)
Short-Term Borrowings(a)	$347	$
Long-term debt:
Long-term debt	12,031
Long-term debt to financing trust	206		206
Total shareholders’ equity	15,066		15,066
Total capitalization	$27,650	$

(a)
As described under “Use of Proceeds” above, we had approximately $95 million of outstanding commercial paper as of May 8, 2025, which will be retired using a portion of the proceeds from the bonds.

(b)
Includes unamortized debt discounts and premiums and capital leases.

DESCRIPTION OF THE BONDS
The following description of the particular terms of the offered bonds is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.
General
The bonds will be issued under our Mortgage dated July 1, 1923 (Mortgage), as amended and supplemented and as further supplemented by a supplemental indenture creating the bonds. The Bank of New York Mellon Trust Company, N.A. is the trustee under the Mortgage. We are issuing the bonds on the basis of net property additions. See “Description of Securities–ComEd Bonds — Property Additions/Bondable Bond Retirements” in the accompanying prospectus for the meaning of the term “net property additions.”
Principal, Maturity and Interest
The bonds will initially be limited in aggregate principal amount to $      . The bonds will be issued in book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations described in the accompanying prospectus, we may issue additional mortgage bonds under our Mortgage with the same priority as the bonds offered by this prospectus supplement, including mortgage bonds having the same series designation and terms (except for the public offering price, the issue date and, if applicable, the first interest payment date) as the bonds offered by this prospectus supplement, without the approval of the holders of the outstanding mortgage bonds issued under our Mortgage, including the bonds offered by this prospectus supplement. The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
The bonds will mature on June 1, 20 .
The bonds will bear interest at the rates per annum set forth on the cover page of this prospectus supplement. Interest will be payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2025, until the principal is paid or made available for payment. Interest on the bonds will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance. Payment of interest on the bonds will be made to the person in whose name those bonds are registered at the close of business on the record date for the relevant interest payment date, which shall be May 15 and November 15 for the interest payment dates on June 1 and December 1, respectively. Default interest will be paid in the same manner to holders as of a special record date established in accordance with the Mortgage.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the bonds is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.
For so long as the bonds are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the bonds are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder’s registered address. Payment of principal of the bonds in certificated form will be made against surrender of those bonds at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York, New York.
Redemption at Our Option
At any time prior to    1, 20  (  ) months prior to the maturity date of the bonds) (the “Par Call Date”), we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date on a

semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        ( ) basis points, less (b) interest accrued to the date of redemption, and
•
100% of the principal amount of the bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds to be redeemed.
In the case of a partial redemption, selection of the bonds for redemption will be made by the Trustee by lot, provided, that for so long as the bonds are held by DTC (or another depositary), the redemption of the bonds shall be done in accordance with the policies and procedures of the depositary. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption.
Book-Entry System
We will issue each series of bonds in the form of one or more global bonds in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global bonds will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC holds and provides asset servicing for (over 3.5 million issues of) U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the bonds by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of bonds under the DTC system must be made by or through direct participants, which will receive a credit for the bonds in DTC’s records. The ownership interest of each actual purchaser of bonds is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the bonds will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global bonds from any beneficial owner or otherwise.
Redemption notices shall be sent to DTC. If less than all of the bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
So long as DTC’s nominee is the registered owner of the global bonds, such nominee for all purposes will be considered the sole owner or holder of the bonds for all purposes under the Mortgage. Except as provided below, beneficial owners will not be entitled to have any of the bonds registered in their names, will not receive or be entitled to receive physical delivery of the bonds in definitive form and will not be considered the owners or holders thereof under the Mortgage.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the bonds. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the bonds are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the global bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.
DTC may discontinue providing its service as securities depositary with respect to the bonds at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the bonds has occurred and is outstanding, bonds certificates in fully registered form are required to be printed and delivered to beneficial owners of the global bonds representing such bonds.
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the bonds to or receiving interests in the bonds from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in the bonds received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such bonds settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the bonds by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
None of us, the trustee or the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the bonds, or payments to, or the providing of notice to direct participants or beneficial owners.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the bonds. This discussion deals only with bonds that are beneficially held as capital assets (as that term is defined in Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code) by a purchaser of the bonds at their original offering price when originally offered by us. The statements set forth in the following discussion, to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, represent the opinion of Ballard Spahr LLP, our U.S. tax counsel.
This discussion is based on the Code, Treasury regulations issued under the Code and associated administrative and judicial interpretations, all as they currently exist as of the date of this prospectus supplement. The Code, Treasury regulations and interpretations, however, may change at any time, and any change could be retroactive. This discussion does not represent a detailed description of the U.S. federal income tax consequences to purchasers of the bonds in light of their particular circumstances. This discussion is not a detailed description of the U.S. federal income tax consequences applicable to beneficial owners of bonds subject to special treatment under the U.S. federal income tax laws (including, without limitation, insurance companies, tax-exempt organizations, banks, thrifts and certain financial institutions, retirement plans, individual retirement accounts or other tax deferred accounts, real estate investment trusts, regulated investment companies, brokers, dealers or traders in securities, currencies or notional principal contracts, persons holding a bond as a position in a straddle, hedging, constructive sale or conversion transaction or integrated transaction for U.S. federal tax purposes, persons who mark their securities to market for U.S. federal income tax purposes, accrual method taxpayers that report revenues on an applicable financial statement, partners in partnerships or owners of other pass-through entities, “controlled foreign corporations,” “passive foreign investment companies” and their shareholders, government instrumentalities and agencies, certain former citizens or residents of the United States, part-year non-resident aliens, and “United States persons” (within the meaning of the Code) whose functional currency is other than the United States dollar). This discussion does not address U.S. federal estate and gift tax consequences, alternative minimum tax consequences, any non-U.S., state or local tax consequences, tax treaties or any non-income tax consequences of the ownership and disposition of the bonds to the beneficial owner of a bond. Furthermore, this summary does not address the tax consequences to any shareholder, beneficiary or other owner of a holder of bonds. There can be no assurance that a change in law will not alter significantly the tax considerations described in this discussion. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”), with respect to any of the tax consequences discussed below and no assurances can be given that the IRS will not successfully assert contrary positions to those described herein.
If an entity or an arrangement treated as a partnership (or other flow-through entity) for U.S. federal income tax purposes holds a bond, the tax consequences to a partner or other owner of the entity or arrangement will generally depend upon the status of the partner (or other owner) and the activities of the entity or arrangement. Partners or other owners in an entity or arrangement treated as a partnership (or other flow-through entity) holding a bond should consult their tax advisors.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to a U.S. Holder. As used herein, the term U.S. Holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is:
•
an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if such trust has in effect a valid election to be treated as a United States person as defined in the Code for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons as defined in the Code have the authority to control all substantial decisions of such trust.
Interest
Interest on a bond generally will be taxed to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
It is expected, and this discussion assumes, that the bonds will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. If, however, a bond’s stated principal amount exceeds its issue price by an amount that is greater than or equal to a specified de minimis amount, as determined under applicable Treasury regulations, a U.S. Holder would be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.
Disposition of a Bond
Upon the sale, exchange, redemption or other taxable disposition of a bond, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other taxable disposition (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder’s adjusted tax basis in the bond. Any amount attributable to accrued but unpaid interest will be treated as a payment of interest and taxed in the manner described above under “— Interest.” In general, a U.S. Holder’s adjusted tax basis in a bond will be equal to the initial purchase price of the bond paid by the U.S. Holder.
Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a bond generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other taxable disposition the bond has been held for more than one year. For individuals and other noncorporate U.S. Holders, the excess of net long-term capital gains over net short-term capital losses generally is taxed at a lower rate than ordinary income. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Capital losses are, with very limited exception, deductible only to the extent of capital gains recognized during the taxable year. Any excess capital losses may be carried over to, and deducted in, other taxable years, subject to certain limitations.
Tax on Net Investment Income
A 3.8% tax is imposed on all or a portion of the “net investment income” or “undistributed net investment income” (in the case of an estate or trust) of certain individuals, trusts and estates if their income exceeds certain thresholds. In the case of an individual, the net investment income tax will be imposed on the lesser of (i) an individual’s “net investment income” or (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in most other cases). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For these purposes, “net investment income” will generally include interest (including interest paid on a bond), net gain attributable to the disposition of property (including gain from the sale, exchange, redemption or other taxable disposition of a bond) not held in a trade or business, other than a trade or business that consists of certain passive or trading activities, and certain other types of income, reduced by permitted deductions properly allocable to the income or gain. Prospective U.S. Holders should consult their own tax advisors regarding the implications of this net investment income tax based upon their particular circumstances.

Information Reporting and Backup Withholding
Information reporting requirements apply to interest and principal payments made to, and to the proceeds of sales or other dispositions before maturity by, certain noncorporate U.S. Holders. Generally, we must report annually to the IRS the amount of interest that we paid to the U.S. Holder and the amount of tax that we withheld on that interest. In addition, backup withholding is required at the rate specified in the Code on such payments unless a U.S. Holder furnishes a correct taxpayer identification number (which for an individual is generally the individual’s Social Security Number) and certifies on an IRS Form W-9, under penalties of perjury, that the U.S. Holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules or such U.S. Holder otherwise establishes an exemption.
Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations, provided that they demonstrate their exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to a Non-U.S. Holder. As used herein, the term Non-U.S. Holder means a beneficial owner of bonds that is an individual, corporation, estate or trust (other than a grantor trust) for U.S. federal income tax purposes and that is not a U.S. Holder.
Interest
Subject to the discussion below under “— Effectively Connected Income”, “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance,” all payments of interest on the bonds made to a Non-U.S. Holder will be exempt from U.S. federal withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (v) either (A) the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury on the applicable IRS Form W-8 or on an applicable successor form (including any appropriate attachments), that it is not a United States person (as defined in the Code), and provides its name, address, and U.S. taxpayer identification number, if any, or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the bonds on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that the certification referred to in clause (A) has been received from the Non-U.S. Holder, and furnishes the applicable withholding agent with a copy thereof. Special certification procedures contained in Treasury regulations may apply to partnerships, trusts and intermediaries.
Except as described below under “— Effectively Connected Income,” a Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the bonds. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the bonds is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, in which case the Non-U.S. Holder will be required to furnish the applicable properly completed and executed IRS Form W-8 (or an applicable successor form) and any applicable attachments claiming the reduction in, or exemption from, withholding tax under the tax treaty and comply with any other applicable procedures.
Disposition of a Bond
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of bonds unless (i) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.
If a Non-U.S. Holder is described in (i), see “— Effectively Connected Income” below. If a Non-U.S. Holder is described in (ii), the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower rate applies under an applicable income tax treaty) on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such sale, exchange, redemption or other disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
Effectively Connected Income
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if interest on the bonds or gain realized on a taxable disposition of bonds is effectively connected with the conduct of such trade or business (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs (provided that certain certification requirements are satisfied), generally will be required to file a U.S. federal income tax return and generally will be subject to regular U.S. federal income tax on such income or gain on a net income basis in the same manner as if it were a U.S. Holder (unless an applicable treaty provides otherwise). In addition, if such a Non-U.S. Holder is a non-U.S. corporation, such Non-U.S. Holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Information Reporting and Backup Withholding
The amount of interest paid to certain Non-U.S. Holders on the bonds and the tax withheld (if any) with respect to such interest, will be reported annually to the IRS, even if such Non-U.S. Holders are exempt from the 30% withholding tax described above. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information exchange agreement.
A Non-U.S. Holder will be subject to backup withholding on interest paid to such Non-U.S. Holder unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person as defined under the Code (and certain other conditions are met) or otherwise establishes an exemption from backup withholding.
Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of a disposition of bonds effected within the United States or through certain U.S.-related financial intermediaries by a Non-U.S. Holder, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a “United States person” as defined in the Code (and certain other conditions are met) or otherwise establishes an exemption from such requirements.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code and related Treasury guidance (collectively referred to as “FATCA”) generally impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of U.S.-source interest income (including interest paid on the bonds) unless various information reporting and diligence requirements are satisfied. This tax would generally apply in the case of bonds held through intermediaries that do not satisfy such requirements. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds a bond will affect the determination of whether such withholding is required. No additional amounts will be payable by us on account of any withholding obligation that is imposed with respect to payments on a bond as a result of the failure of any beneficial owner of a bond, or any intermediary through which it directly or indirectly owns such bond, to comply with the requirements of FATCA (or any other withholding tax provisions). Foreign entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Pursuant to proposed Treasury regulations, Treasury has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, redemption or other disposition of relevant financial instruments (but not interest). Treasury has indicated that taxpayers may rely on these proposed regulations pending their finalization. Prospective holders of the bonds should consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the bonds.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the bonds should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of bonds, including the tax consequences under state, local, non-U.S. and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

UNDERWRITING
BNP Paribas Securities Corp., BofA Securities, Inc., MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are acting as representatives of each of the underwriters set forth below. Subject to the terms and conditions contained in the underwriting agreement dated the date hereof, we have agreed to sell to the underwriters and each of the underwriters has severally and not jointly agreed to purchase from us the respective amount of the bonds set forth opposite its name below:
Underwriter	Principal Amount
BNP Paribas Securities Corp.	$
BofA Securities, Inc.
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
PNC Capital Markets LLC
Total	$
The obligations of the several underwriters to purchase the bonds are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of bonds may be terminated. The offering of the bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (Securities Act) or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.
We expect to deliver the bonds on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (T + 5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of this prospectus supplement or the next three succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Commissions and Discounts
The underwriters have advised us that they propose to initially offer the bonds to the public at the price to public appearing on the cover page of this prospectus supplement and may also offer the bonds to certain securities dealers at the price to public on the cover of this prospectus supplement less a concession of   % of the principal amount of the bonds. The underwriters may allow, and such dealers may re-allow, a discount not in excess of   % of the principal amount of the bonds, to certain brokers and dealers. After the initial public offering, the price to public, concession and discount may be changed.
Our expenses associated with the offer and sale of the bonds, excluding the underwriting discount, are estimated to be approximately $        and will be payable by us.
New Issues of Bonds
The bonds are new issues of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or for quotation of the bonds on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the bonds, the ability of the holders to sell their bonds or the price at which holders will be able to sell their bonds.

Price Stabilization and Short Positions
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the bonds. These transactions may include purchases for the purpose of fixing or maintaining the price of the bonds.
The underwriters may create a short position in the bonds in connection with the offering. That means they sell a larger principal amount of the bonds than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase bonds in the open market to reduce the short position.
If the underwriters purchase the bonds to stabilize the price or to reduce their short position, the price of the bonds could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the bonds and any of such transactions may be discontinued at any time.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility. In particular, the underwriters or their affiliates from time to time may hold outstanding first mortgage bonds issued by us, which may be repaid with a portion of the net proceeds received by us from the sale of the bonds. See “Use of Proceeds” in this prospectus supplement.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice To Investors In Certain Jurisdictions
European Economic Area
The bonds may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

United Kingdom
The bonds may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to ComEd.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the bonds in, from or otherwise involving the United Kingdom.
Canada
The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The bonds have not been offered or sold or will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of

Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Ordinance”) or which do not constitute an offer to the public within the meaning of the Ordinance, and no advertisement, invitation or document relating to the bonds has been or will be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Korea
The bonds have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Each underwriter has represented and agreed that the bonds may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the bonds, the bonds may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the bonds are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the bonds (c) the bonds are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, the subscription agreement and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the bonds in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the bonds may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the bonds be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (“Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the bonds are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the bonds except:
(1)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from any offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA; or (E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore. Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the bonds are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and excluded investment products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan
The bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the bonds in Taiwan.
United Arab Emirates
The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the bonds for us. Certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Houston, Texas. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS
The financial statements of Commonwealth Edison Company incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Exelon and ComEd file combined reports under the Exchange Act. Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to ComEd is incorporated by reference in this prospectus supplement and the accompanying prospectus. We do not make any representation as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than ComEd in determining whether to invest in the bonds. You can also find more information about us from the sources described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the document listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2024; and

•
ComEd’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2025.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  Filed Pursuant to Rule 424(b)(2)
 Registration Statement Nos. 333-284911 and 333-284911-01
$12,575,000,000
EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
COMMONWEALTH EDISON COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units; and

•
preferred stock in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon and ComEd sometimes refer to the securities listed above as the “Securities.”
Exelon and ComEd will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 4 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon and ComEd have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon and ComEd (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements within the meaning of federal securities laws. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
•
unfavorable legislative and/or regulatory actions;

•
uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof;

•
environmental liabilities and remediation costs;

•
state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies;

•
challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions;

•
negative outcomes in legal proceedings;

•
adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers;

•
physical security and cybersecurity risks;

•
extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events;

•
lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties;

•
emerging technologies that could affect or transform the energy industry;

•
instability in capital and credit markets;

•
a downgrade of any registrant’s credit ratings or other failure to satisfy the credit standards in the registrants’ agreements or regulatory financial requirements;

•
significant economic downturns or increases in customer rates;

•
impacts of climate change and weather on energy usage and maintenance and capital costs; and

•
impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information about the factors that could cause actual results to differ materially from the forward-looking statements made by Exelon and ComEd, see the factors discussed herein, as well as the items discussed in (1) the registrants’ 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of

Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies and (2) other factors discussed in filings with the Securities and Exchange Commission by the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon and ComEd for the year ended December 31, 2024, filed with the SEC on February 12, 2025. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO Energy Company, Baltimore Gas and Electric Company, Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company, in the energy distribution and transmission businesses.
Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

DESCRIPTION OF SECURITIES
EXELON DEBT SECURITIES
The Exelon debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series of either senior debt securities or subordinated debt securities.
SENIOR DEBT SECURITIES
The senior debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 (“Senior Indenture”). The Senior Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Senior Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Senior Indenture for provisions that may be important to you.
Ranking
The senior debt securities will be Exelon’s direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Senior Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.
Events of Default
An “Event of Default” with respect to a series of senior debt securities issued under the Senior Indenture means any of the following:
•
we fail to pay the principal of (or premium, if any, on) any senior debt security of that series when due and payable;

•
we fail to pay any interest on any senior debt security of that series for 30 days after such is due;

•
we fail to observe or perform any other covenants or agreements set forth in the senior debt securities of that series, or in the Senior Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•
our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Senior Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Senior Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of senior debt securities does not necessarily mean that an Event of Default has occurred for any other series of senior debt securities issued under the Senior Indenture.

If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the senior debt securities of the affected series may declare the entire principal of the senior debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the senior debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the senior debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such senior debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Senior Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the senior debt securities of the particular series affected, on behalf of the holders of all senior debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Senior Indenture at the request of any holders unless such holders offer the Trustee such reasonable indemnity as it may require. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the senior debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such senior debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of 33% of the principal amount of all outstanding senior debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•
the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Senior Indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of senior debt securities of the series affected then outstanding:
•
extending the fixed maturity of any senior debt security;

•
reducing the interest rate or extending the time of payment of interest;

•
reducing any premium payable upon redemption;

•
reducing the principal amount;

•
reducing the amount of principal payable upon acceleration of the maturity of a discounted senior debt security following default;

•
changing the currency of payment on a senior debt security; or

•
reducing the percentage of securityholders whose consent is required to modify or amend the Senior Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to the following:
•
to evidence the succession of another corporation to the Issuer, or successive successions;

•
to add to the covenants;

•
to cure any ambiguity;

•
to establish any other provisions as we may deem necessary or desirable; provided that no such action shall adversely affect the interests of the holders of the senior debt securities in any material respect;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•
to establish the form or terms of senior debt securities of any series;

•
to make any changes permitted by a supplemental indenture provided such change only affects the series of senior debt securities to which such supplemental indenture applies; and

•
to make any change that would provide any additional rights or benefits to the holders of the senior debt securities.

Changes Requiring a Majority of all Holders to Approve
Except for matters requiring the approval of each holder of senior debt securities of the series affected then outstanding specified above, a vote in favor by securityholders owning a majority of the principal amount of the senior debt securities of a particular series of affected senior debt securities is required for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the senior debt securities of each such series.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
•
we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Senior Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the senior debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.
The Senior Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Senior Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the senior debt securities of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the senior debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the senior debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the senior debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The Senior Indenture is governed by the laws of the State of New York.
SUBORDINATED DEBT SECURITIES
The subordinated debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 17, 2014 (“Subordinated Indenture”). The Subordinated Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Subordinated Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Subordinated Indenture for provisions that may be important to you.
Events of Default
The Events of Default and related provisions in the Subordinated Indenture will apply to the subordinated debt securities including:
a)
failure to pay interest, on any note within 30 days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); provided, however, that a valid extension of the interest payment period by the Company as contemplated in the Subordinated Indenture shall not constitute a default in the payment of interest for this purpose; or

b)
failure to pay the principal of or premium, if any, on any note when it becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); or

c)
failure to perform, or breach of, any covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in the applicable section of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of one or more series of securities other than the subordinated debt securities) and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 33% in principal amount of the outstanding subordinated debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture, unless the Trustee, or the Trustee and the holders of a principal amount of subordinated debt securities not less than the principal amount of subordinated debt securities the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of subordinated debt securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued in good faith; or

d)
the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

e)
the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company.

The holders of a majority in principal amount of outstanding subordinated debt securities may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the subordinated debt securities (including the redemption price or purchase price of the subordinated debt securities, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security.
If any portion of the amount payable on the subordinated debt securities upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.
Consolidation, Merger or Sale
We may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (1) either we are the continuing person, or the successor person (if other than us) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such person, and (2) we or such successor person, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.
In case of any such consolidation, merger or conveyance, such successor person will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Modification of Subordinated Indenture
Without Holder Consent
Without the consent of any holders of subordinated debt securities, we and the Trustee may from time to time amend and/or supplement the Subordinated Indenture and the subordinated debt securities for the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “— Consolidation, Merger or Sale”;

•
to add to our covenants such further covenants, restrictions or conditions to be for the protection of the holders of the subordinated debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the Trustee upon such default;

•
to change or eliminate any provision of the Subordinated Indenture; provided, however, that any such change or elimination becomes effective only when there are no subordinated debt securities outstanding, or the subordinated debt securities are not entitled to the benefit of such provision;

•
to cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the subordinated debt securities in any material respect;

•
to mortgage or pledge to the Trustee as security for the subordinated debt securities any property or assets that we may desire to mortgage or pledge as security for the subordinated debt securities; and

•
to qualify, or maintain the qualification of, the Subordinated Indenture under the Trust Indenture Act.

With Holder Consent
Under the Subordinated Indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture or of modifying in any manner the rights of the holders of the subordinated debt securities under the Subordinated Indenture may be entered into by us, when authorized by board resolution, and the Trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated debt securities. However, no such supplemental indenture shall:
•
change the maturity of the subordinated debt securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change theprovisions pursuant to which the rate of interest on the subordinated debt securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each subordinated debt security so affected;
•
reduce the percentage of subordinated debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all subordinated debt securities then outstanding;

•
modify any of the provisions of the Subordinated Indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the Trustee by holders of subordinated debt securities, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all subordinated debt securities then outstanding; or

•
modify the provisions relating to the subordination of the subordinated debt securities in a manner adverse to the rights of the holders thereof without the consent of the holder of each subordinated debt security so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of the Subordinated Indenture expressly included solely for the benefit of holders of securities other than the subordinated debt securities, or which modifies the rights of the holders of securities other than the subordinated debt securities with respect to such covenant or other provision, will be deemed not to affect the rights under the Subordinated Indenture of the holders of the subordinated debt securities.
We may omit to comply with any covenant or condition contained in the Subordinated Indenture if holders of a majority in principal amount of the subordinated debt securities waive such compliance.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness as defined below.
If:
•
we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•
a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•
the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.
“Senior Indebtedness” means all of our obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:
•
obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, subordinated debt securities, debentures, bonds or other securities or instruments;

•
capitalized lease obligations;

•
all obligations of the types referred to in clauses (a) and (b) above of others which the we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•
all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories;

unless, in the case of any particular obligation, indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such obligation, indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities; and provided further that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed to be Senior Indebtedness.
Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change the subordination provisions without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.
Holders of the subordinated debt securities should recognize that contractual provisions in the indenture may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Senior Indebtedness, as defined above.
Governing Law
The Subordinated Indenture is governed by the laws of the State of New York.
EXELON COMMON STOCK
The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.
General
Our authorized capital stock consists of 2,000,000,000 shares of common stock, without par value per share. Our common stock is listed on NASDAQ and the Chicago Stock Exchange under the trading symbol “EXC.”
Dividends
Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our directors are not classified in respect to the time for which they may hold office. The directors are elected at each annual meeting of shareholders for a one-year term expiring at the next annual meeting of shareholders. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Certain provisions of Pennsylvania law require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.
Liquidation Rights
After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

Preemptive and Other Rights
The holders of our common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.
Listing
The outstanding shares of our common stock are, and the shares offered hereby will be, listed on NASDAQ.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
EXELON STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:
•
our debt securities; or

•
debt obligations of third parties, including U.S. Treasury securities,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
EXELON PREFERRED STOCK
General
Exelon’s authorized capital stock includes 100,000,000 shares of preferred stock, no par value. There are no shares of preferred stock outstanding.
Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):
•
the annual dividend rate or rates;

•
the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

•
the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

•
the price at and the terms and conditions upon which shares may be redeemed;

•
the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

•
the exchange or exchanges on which the preferred stock will be listed, if any.

Dividend Rights
The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.
Voting Rights
The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.
Liquidation Rights
The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.
Redemption Provisions
The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Sinking Fund
The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Miscellaneous
Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.
There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.
Listing
The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.
COMED BONDS
The ComEd debt securities will be first mortgage bonds (“bonds”) that will be issued under ComEd’s Mortgage dated July 1, 1923, as amended and supplemented and as further supplemented by a supplemental indenture creating the Bonds. The bonds will bear interest at the rates per annum and will be due and payable on the dates set forth in the applicable prospectus supplement.
We refer to the ComEd Mortgage in this prospectus as the “Mortgage” and to The Bank of New York Mellon Trust Company, N.A. as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.
The Mortgage contains provisions under which substantially all of the properties of ComEd’s electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to ComEd only.
We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the ComEd Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Securities Offered
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
Security
The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by ComEd. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.
There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.
We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.
The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.
Acquisitions of Property Subject to Prior Liens
We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):

•
if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66 2∕3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•
unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.
We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.
Release of Property from Mortgage
Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:
•
delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•
delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•
depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.
We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.
Issuance of Additional Bonds
The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.
The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:
•
66 2∕3% of net property additions not previously utilized under the Mortgage;

•
the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•
the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.
The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:
•
paid over to us in an amount, certified to the Mortgage Trustee, equal to 66 2∕3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•
applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:
•
charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•
property losses charged to operations;

•
provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•
interest charges; and

•
amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be.
Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.
Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.
Property Additions/Bondable Bond Retirements
“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.
“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.
“Current provisions for depreciation” for any period means the greater of:
•
the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•
an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement
We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2011, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.
Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)	Year	Amount (in millions)
1989	$140.7	1994	$193.6	2004	$270.7
1990	1.0	1995	15.0*
1993	50.9	1996	139.9*

*
Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage
In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
Concerning the Mortgage Trustee
An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.

Rights Upon Default
The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.
The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee and the Co-Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee and the Co-Trustee, being advised by counsel, shall determine.
Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee and the Co-Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee and the Co-Trustee with offer of indemnity satisfactory to the Mortgage Trustee and the Co-Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.
Default and Notice Thereof to Bondholders
The Mortgage provides that the following shall constitute completed defaults:
•
default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

•
default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

•
default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

•
default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

•
bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

•
default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee and the Co-Trustee, the Mortgage Trustee and the Co-Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.

Certificates and Opinions
Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependent upon the nature of the application.

PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to Commonwealth Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon and ComEd each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Exelon Corporation (Exchange Act File No. 001-16169)
•
The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2024; and

•
Exelon’s Current Reports on Form 8-K filed with the SEC on February 19, 2025, February 21, 2025 and March 10, 2025.

Commonwealth Edison Company (Exchange Act File No. 001-1839)
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2024

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

$
Commonwealth Edison Company
$       First Mortgage    % Bonds, Series 138 due June 1, 20
PROSPECTUS SUPPLEMENT
May   , 2025

Joint Book-Running Managers
BNP PARIBAS
BofA Securities
MUFG
SMBC Nikko
PNC Capital Markets LLC